UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

______________

Date of Report (Date of earliest event reported): June 1, 2006

Bay National Corporation
(Exact name of registrant as specified in its charter)

Maryland	000-51765	52-2176710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2328 West Joppa Road, Lutherville, Maryland  21093
(Address of principal executive offices)   (Zip Code)

(410) 494-2580
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 1, 2006, Bay National Bank (the “Bank”), the operating subsidiary of Bay National Corporation (the “Company”), and Hugh W. Mohler entered into an Amended and Restated Employment Agreement (the “Restated Agreement”), pursuant to which Mr. Mohler will continue to serve as President and Chief Executive Officer of the Bank and the Company.

The Restated Agreement provides for an initial annual base salary of $225,000. In addition, Mr. Mohler is eligible for annual incentive compensation bonuses as determined by the Bank’s board of directors (the “Board”) and is entitled to participate in any bonus, incentive and other executive compensation program available to senior management.

The Restated Agreement has an initial three-year term that, unless written notice that the Restated Agreement will not be renewed is provided to Mr. Mohler, is renewed for an additional year on the anniversary of its effective date, such that the remaining term at each such anniversary date will be three years. The Restated Agreement provides for earlier termination in certain circumstances.

If Mr. Mohler’s employment is terminated by the Bank without Cause or upon Mr. Mohler’s Permanent Disability, by Mr. Mohler for Good Reason or upon his Permanent Disability (all as defined in the Restated Agreement), or upon Mr. Mohler’s death, Mr. Mohler (or his personal representative) will be entitled to receive an amount equal to his current base salary plus all benefits he is then receiving for a period equal to the remaining term of the Restated Agreement plus any incentive compensation already accrued for that year.

If the Bank does not renew the Restated Agreement by providing the notice of nonrenewal, then, assuming a Change of Control (as defined in the Restated Agreement) has not occurred, Mr. Mohler will be entitled to receive at the end of the then-current term of employment an amount equal to 50% of his base salary for the preceding 12-month period either in a lump sum or in six equal monthly installments, at his option, as well as continuation of employee benefits substantially similar to those he is then receiving for a period of six months.

If, within 12 months following a Change in Control, the Restated Agreement is terminated by Mr. Mohler for any reason or by the Bank without Cause, then, instead of the payments provided for above, Mr. Mohler will be entitled to (i) a lump sum payment equal to the sum of (a) 2.99 times his average annual taxable compensation during the last five years minus the aggregate present value of any other payments he receives that are treated as contingent upon the Change in Control and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for two years as available to the Bank’s other employees.

If any severance payment or distribution made to Mr. Mohler is determined to be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended (a “Parachute Payment”), Mr. Mohler will be entitled to a full tax “gross-up” to cover any excise taxes on such amount, unless the total value of all such payments and benefits (as measured for purposes of Section 280G) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits will instead be reduced so as to fall below the taxable threshold.

Under the Restated Agreement, Mr. Mohler is bound by confidentiality and proprietary information covenants during his employment and for three years thereafter. He is also prohibited, during the period that any payments in connection with the termination or non-renewal of the Restated Agreement are being made, from competing with the Bank, soliciting its customers, and soliciting, recruiting or hiring its employees (other than his administrative assistant).

The foregoing description of the Restated Agreement does not purport to be complete and is qualified in its entirety by reference to the Restated Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also, on June 1, 2006, the Bank entered into an employment agreement with Richard C. Springer to serve as Executive Vice President of the Bank. A brief description of the terms and conditions of this employment agreement is contained in Item 5.02 of this Form 8-K and incorporated into this Item 1.01 by reference.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

On June 1, 2006, the Bank entered into an employment agreement (the “Agreement”) with Richard C. Springer to serve as Executive Vice President of the Bank.

Since December 1997, Mr. Springer has been employed as Senior Vice President and Area Executive, Baltimore, with Branch Banking & Trust Company (BB&T). At BB&T, Mr. Springer was responsible for all commercial banking functions including administration of the commercial loan portfolio, commercial deposit acquisition, the development of additional business clients and the delivery of non-credit services to the market. He was also responsible for the coordination and promotion of BB&T’s image within the Baltimore area.

The Agreement provides for (i) an initial annual base salary of $200,000; (ii) a potential maximum annual bonus of 60% of base salary as determined by the Board; (iii) subject to certain vesting requirements and continued employment, a grant of 12,000 shares of the Company’s common stock; (iv) $30,000 paid to Mr. Springer on June 1, 2006; and (v) $30,000 payable to Mr. Springer on December 1, 2006 if he is then employed with the Bank pursuant to the Agreement and is not then suspended without pay as provided for in the Agreement. Mr. Springer also is entitled to participate in any bonus, incentive and other executive compensation program available to senior management.

The Agreement has an initial three-year term that, unless written notice that the Agreement will not be renewed is provided to Mr. Springer, is renewed for an additional year on the anniversary of its effective date, such that the remaining term at each such anniversary date will be three years. The Agreement provides for earlier termination in certain circumstances.

If Mr. Springer’s employment is terminated by the Bank without Cause or upon Mr. Springer’s Permanent Disability or by Mr. Springer for Good Reason (all as defined in the Agreement), Mr. Springer will be entitled to receive an amount equal to his current base salary plus all benefits he is then receiving for a period equal to the remaining term of the Agreement plus any incentive compensation already accrued for that year. In addition, all of Mr. Springer’s stock awards and stock options will immediately vest.

If the Bank does not renew the Agreement by providing the notice of nonrenewal, then, assuming a Change in Control has not occurred, Mr. Springer will be entitled to receive at the end of the then- current term of employment an amount equal to 50% of his base salary for the preceding 12-month period either in a lump sum or in six equal monthly installments, at his option, as well as continuation of employee benefits substantially similar to those he is then receiving for a period of six months.

If the Agreement is terminated by the Bank without Cause within 12 months following a Change in Control, then, instead of the payments and benefits provided for above, Mr. Springer will be entitled to (i) a lump sum payment equal to the sum of (a) 2.99 times his average annual taxable compensation during the last five years minus the aggregate present value of any other payments he receives that are treated as payments contingent on the Change in Control and (b) a pro-rated bonus; (ii) immediate vesting of all stock awards; (iii) immediate exercisability of any unexercised stock options; and (iv) continued medical coverage for two years as available to the Bank’s other employees.

If any severance payment or distribution made to Mr. Springer is determined to be subject to the limitations of Section 280G of the Internal Revenue Code of 1986, as amended (a “Parachute Payment”), Mr. Springer will be entitled to a full tax “gross-up” to cover any excise taxes on such amount, unless the total value of all such payments and benefits (as measured for purposes of Section 280G) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits will instead be reduced so as to fall below the taxable threshold.

Under the Agreement, Mr. Springer is bound by confidentiality and proprietary information covenants during his employment and for three years thereafter. In addition, while any payments in connection with the termination or non-renewal of the Agreement are being made (the payment of which may be waived by Mr. Springer), Mr. Springer is prohibited from competing with the Bank. He is also prohibited from soliciting the Bank’s customers and soliciting, recruiting or hiring its employees (other than his administrative assistant) for one year after termination of his employment.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

10.1	Amended and Restated Employment Agreement, dated as of June 1, 2006, between Bay National Bank and Hugh W. Mohler.

10.2	Employment Agreement, dated as of June 1, 2006, between Bay National Bank and Richard C. Springer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAY NATIONAL CORPORATION

Date: June 1, 2006	By:	/s/ Hugh W. Mohler
Hugh W. Mohler, President